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                                                                     Exhibit 3.2

                                                             Restated to 1/22/04


                                     BY-LAWS
                                       OF
                              CONCORD CAMERA CORP.

                                    ARTICLE I

                                     OFFICES

Section 1. Registered Office and Agent

         The registered office of the Corporation is located at 820 Bear Tavern Road, Trenton, New Jersey 08628. The registered agent at said office is the Corporation Trust Company.

Section 2. Principal Office

         The principal office of the Corporation is located at 4000 Hollywood Boulevard, Hollywood, Florida 33021.

Section 3. Additional Offices

         The Corporation may also have offices and places of business at such other places, within or without the State of New Jersey, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

Section 1. Place

         The annual meeting of the shareholders of the Corporation and all special meetings of shareholders may be held at such place within or without the State of New Jersey as shall be fixed from time to time by resolution of the Board of Directors.

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Section 2. Annual Meeting

         The annual meeting of shareholders shall be held on such a date as the Board of Directors may from time to time fix by resolution, and the shareholders shall then elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Notice of Annual Meeting

         Written notice of the place, date and hour of the annual meeting of shareholders shall be given, as provided in Article V of these By-Laws, to each shareholder of record entitled to vote thereat, not less than 10 nor more than 60 days prior to the meeting. Subject to the provisions of Section 7 of this
Article II, when a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and, at the adjourned meeting, only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

Section 4. Special Meetings

         Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Chief Executive Officer or by action of the Board of Directors, and shall be called by the Chief Executive Officer on the written request of the holders of 10% of all shares entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 5. Notice of Special Meeting

         Written notice of any special meeting of shareholders stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given, as provided in Article V of these By-Laws, to each shareholder of record entitled to vote thereat, not less than 10 nor more than 60 days prior to the meeting. Subject to the provisions of Section 7 of this Article II, when a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and, at the adjourned meeting, only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

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Section 6. List of Shareholders Entitled to Vote at Meetings

         The Secretary of the Corporation shall make and certify a complete list of shareholders entitled to vote at any shareholders' meeting or any adjournment thereof. Such a list (which may consist of cards arranged alphabetically) shall be arranged alphabetically within each class, series, or group of shareholders maintained by the Corporation for convenience of reference, and shall include the address of, and the number of shares held by, each shareholder. Such list shall be produced at the time and place of each shareholders' meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the requirements of this Section 6 have not been complied with, the meeting shall, upon the demand of any shareholder in person or by proxy, be adjourned until such requirements are complied with, however, failure to comply therewith shall not affect the validity of any action taken at such meeting prior to the making of any such demand.

Section 7. Quorum, Adjourned Meetings

         Except as otherwise provided by law or in the Certificate of Incorporation, the holders of shares entitled to cast a majority of the votes at a meeting of shareholders shall constitute a quorum for the transaction of business at any such meeting.

         If a quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time until a quorum shall be present. At least two days prior to the adjourned meeting, notice thereof shall be given, as provided in Article V of these By-Laws, to each shareholder entitled to vote thereat who was not present in person at the meeting at the time originally called and, unless announced at the meeting, to the other shareholders. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

         The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Voting

         (a) At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy, and each share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         (b) Except as otherwise provided by law or the Certificate of Incorporation, all elections of Directors shall be decided by a plurality of the votes cast by the holders of shares entitled to vote thereon, and all other matters shall be decided by a majority of the votes cast by the holders of shares entitled to vote thereon.


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         (c) At each meeting of the shareholders, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, the qualification of voters, and the acceptance or rejection of votes may be decided by one or more inspectors. Such inspectors may be appointed by the Board of Directors in advance of the shareholders' meeting or, if not so appointed, the chairman of the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more such inspectors. If, for any reason, any of the inspectors appointed shall fail to appear or act, inspectors in place of any so failing to attend or refusing or unable to serve shall be appointed in like manner. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The Board may also appoint one or more inspectors in advance of the tabulation of written consents of shareholders without a meeting, to tabulate such consents and make a written report thereof. The duties of such inspectors shall be the same as or equivalent to those of inspectors appointed to act at a meeting. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them, and execute a certificate of any fact found by them. The requirement of inspectors at any shareholders' meeting shall be deemed to have been waived unless compliance therewith is requested by a shareholder present in person or by proxy and entitled to vote at such meeting.

Section 9. Proxies

         Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his agent, except that a proxy may be given by a shareholder or his agent by telegram, cable, telephonic transmission or any other means of electronic communication so long as the communication sets forth, or is submitted with information from which it can be determined that, the proxy was authorized by the shareholder or his agent. No proxy shall be valid for more than 11 months from the date thereof, unless a longer time is expressly provided therein. Unless the proxy states that it is irrevocable and it is coupled with an interest or an irrevocable proxy is otherwise permitted by law, every proxy shall be revocable at the will of the shareholder executing it. A proxy shall not be revoked by the death or incapacity of a shareholder but such proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy until the shareholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

         A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.

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Section 10. Consents

         (a) The annual election of Directors of the Corporation may be accomplished without a meeting if all the shareholders of the Corporation entitled to vote thereon consent to said election in writing.

         (b) Any action required or permitted to be taken at a meeting of shareholders by law, the Certificate of Incorporation or these By-Laws with respect to any proposal for (i) a merger or consolidation of the Corporation with one or more other corporations, (ii) an acquisition by the Corporation of all the capital shares of another corporation, or (iii) a sale or other disposition of all or substantially all of the Corporation's assets other than in the usual and regular course of its business, may be taken without a meeting, if (1) all the shareholders of the Corporation consent thereto in writing or (2) all the shareholders of the Corporation entitled to vote thereon consent thereto in writing and, unless otherwise permitted by law, the Corporation provides to all other shareholders of the Corporation notification of the action consented to, the proposed effective date of such action, and any conditions precedent to such action. Such notification shall be given at least 20 days in advance of the proposed effective date of such action. Any shareholder who by law or the Certificate of Incorporation has a right to dissent from such action shall in such notice also be informed that he has the right to dissent and to be paid the fair value of his shares, provided that he files with the Corporation a written notice of dissent as required by ss.14A:11-2(l) of the New Jersey Business Corporation Act within 20 days from the date of the giving of the notice, or such greater period of time as may be granted by the Corporation, and outlining briefly, with particular reference to the time periods within which such actions must be taken, the procedures set forth in Chapter 11 of the New Jersey Business Corporation Act with which he must comply in order to assert and enforce such right.

         (c) Except as otherwise provided above in Subsections (a) and (b) of this Section 10, or by law or the Certificate of Incorporation, any action required or permitted by law, the Certificate of Incorporation or these By-Laws to be taken at a meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, upon the written consent of shareholders who would be entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

         (d) (1) If any shareholder shall have the right to dissent, pursuant to Chapter 11 of the New Jersey Business Corporation Act, from any action proposed to be taken by written consent in lieu of meeting, the Board of Directors shall, and in any other case may, fix a date on which the written consents are to be tabulated; if no date is fixed, such consents may be tabulated as they are received. No written consent shall be counted which is received more than 60 days after the date of the action of the Board of Directors authorizing the solicitation of written consents or, in a case in which written consents, or proxies for such consents, are solicited from all shareholders who would have been entitled to vote at a meeting called to take such action, more than 60 days after the date of mailing of such solicitation.


                                      -5-
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                  (2) Except as may otherwise be permitted by law, the
Corporation, upon receipt and tabulation of the requisite number of written consents, shall promptly notify all nonconsenting shareholders, who would have been entitled to notice of a meeting to vote upon such action, of the action consented to, the proposed effective date of such action, and any conditions precedent to such action. Such notification shall be given at least 10 days in advance of the proposed effective date of such action.

                  (3) Except as otherwise provided by law, any written consent may be revoked at any time prior to the day on which the proposed action could be taken upon compliance with paragraph (2) of this Subsection (d). No revocation shall be effective unless in writing and until received by the Corporation at the place fixed for receipt of consents or, if none, at the main business office or headquarters of the Corporation.

         (e) Whenever action is taken by written consent in lieu of meeting pursuant to this Section 10, the written consents of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

                                   ARTICLE III

                                    DIRECTORS

Section 1. Number; Independence; Term

         (a) The number of Directors constituting the entire Board of Directors shall be six (6), or such other number as may be fixed from time to time by the Board of Directors. A majority of the Directors constituting the Board of Directors shall be independent directors as defined in the applicable Nasdaq stock market rules, as the same may be amended from time to time (hereinafter, the "Independent Directors").

         (b) Nominees to stand for election to the Board of Directors shall be selected by a majority of the Independent Directors. Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article III, and each Director shall be elected to serve until the earliest to occur of his resignation or removal or when his successor shall have been elected and has qualified.

Section 2. Resignation; Removal

         Any Director may resign at any time by giving written notice to the Corporation, and such resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. One or more of the Directors may be removed for cause by the shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of Directors. Unless the Certificate of Incorporation of the Corporation provides otherwise, one or more of the Directors may be removed without cause by like vote of the shareholders. If the Certificate of Incorporation of the Corporation, or a by-law adopted by the shareholders, so provides, the Board of Directors shall have the power to remove one or more Directors for cause and to suspend one or more Directors pending a final determination that cause exists for removal.


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Section 3. Vacancies

         Any directorship not filled at the annual meeting, any vacancy, however caused, occurring in the Board, and any newly created directorships resulting from an increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum of the Board, or by a sole remaining Director, and each Director so chosen shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified.

         Any directorship not filled by the Board may be filled by the shareholders at an annual or special meeting of the shareholders called for that purpose.

         When one or more Directors shall resign from the Board of Directors effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified.

         If for any reason the Corporation has no Directors in office, any shareholder or the executor or administrator of a deceased shareholder may call a special meeting of shareholders for the election of Directors, and, over his own signature shall give notice of said meeting in accordance with these By-Laws and the laws of the State of New Jersey.

Section 4. Executive Committee and Other Committees

         (a) The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each consisting of one or more Directors and the composition of which will comply with applicable laws and governmental regulations, and each of which, to the extent provided in said resolution, the Certificate of Incorporation or these By-Laws, and except as limited by law or the Certificate of Incorporation or these By-Laws, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall
(i) make, alter, or repeal any by-law of the corporation; (ii) elect or appoint any director, or remove any officer or director; (iii) submit to shareholders any action that requires shareholders' approval; or (iv) amend or repeal any resolution theretofore adopted by the Board of Directors which by its terms is amendable or repealable only by the Board.

         (b) The Board of Directors by resolution adopted by a majority of the entire Board, may (i) fill any vacancy in any such committee; (ii) appoint one or more Directors as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members; (iii) abolish any such committee at its pleasure and (iv) remove any Director from membership or such committee at any time, with or without cause. Each of such committees shall keep regular minutes of its proceedings and shall report thereon to the Board of Directors at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report may be made at the second meeting of the Board following such committee meeting.


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                                   ARTICLE IV

                              MEETINGS OF THE BOARD

Section 1. Place

         The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New Jersey.

Section 2. Regular Meetings; Executive Sessions

         Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors. The Independent Directors shall hold regularly scheduled meetings at which only Independent Directors are present.

Section 3. Special Meetings

         Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by the President, on five days' notice to each Director as provided in Article V of these By-Laws; special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of two Directors.

Section 4. Quorum

         Except as provided in Section 3 of Article III of these By-Laws, (i) at all meetings of the Board of Directors a majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business, and (ii) at all meetings of any committee, a majority of the members thereof shall be necessary to constitute a quorum for the transaction of business. Except as may be otherwise specifically provided by law or by the Certificate of Incorporation, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or any committee thereof. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of any such adjournment need not be given if the time and place are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed 10 days in any one adjournment; in the event that notice is given, it shall be given to each Director as provided in Article V of these By-Laws.


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Section 5. Action in Lieu of Meeting

         Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors or the committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 6. Compensation

         Directors who are not officers or employees of the Corporation shall receive such fees and expense reimbursements as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 7. Participation at Meetings by Means of Communications Equipment

         Unless otherwise provided in the Certificate of Incorporation or these By-Laws, where appropriate communication facilities are reasonably available, any or all members of the Board of Directors may participate in a meeting of the Board of Directors or any committee thereof by means of a conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.


                                    ARTICLE V

                                     NOTICES

Section 1. Form; Delivery

         Whenever under the provisions of any applicable law, the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or shareholder, such notice shall be prepared in writing and personally delivered or mailed, postage prepaid, to such director or shareholder at his address as it appears on the records of the Corporation, and shall be deemed given when personally delivered or deposited in the United States mail, as the case may be; provided, that such notice may also be given by telegram and in such case shall be deemed given when ordered or, if a delayed delivery is ordered, as of such delayed delivery time.


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Section 2. Waiver of Notice or of Lapse of Time

         Whenever a notice is required to be given by law, the Certificate of Incorporation or these By-Laws, such notice need not be given to any shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting. In addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any Director attending a meeting of the Board of Directors without protesting such lack of notice prior to the conclusion of the meeting, shall be conclusively deemed to have waived notice of such meeting.

         Whenever the shareholders of the Corporation are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, in person or by proxy, before or after the taking of such action, by every shareholder entitled to vote thereon as at the date of the taking of such action.


                                   ARTICLE VI

                                    OFFICERS

Section 1. Officers

         The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers, including a Chairman of the Board, a Chief Executive Officer and a Chief Operating Officer, as the Board of Directors or the Chairman and Chief Executive Officer may deem appropriate. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged, or verified by two or more officers. No officer except the Chairman of the Board need be a member of the Board of Directors.

Section 2. Authority and Duties

         All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, as may be determined by resolution of the Board of Directors not inconsistent with these By-Laws, or, as to all other officers except the Chairman of the Board, by the Chief Executive Officer not inconsistent with these By-Laws.

Section 3. Term of Office; Removal

         The Chairman of the Board of Directors, the Chief Executive Officer and all other senior officers who are "officers" of the Corporation for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be elected by the Board of Directors and shall hold office for such time as may be prescribed by the Board of Directors. All other officers shall be appointed by the Chief Executive Officer of the Corporation and shall hold office for such time as may be prescribed by the Chief Executive Officer. The Chief Executive Officer may be removed with or without cause at any time by the Board of Directors. Any other officer may be removed with or without cause at any time by the Chief Executive Officer or the Board of Directors. The removal of an officer without cause shall be without prejudice to his contractual rights, if any. The election or appointment of an officer shall not in and of itself create any contractual rights.

Section 4. Compensation

         Compensation of the Chief Executive Officer of the Corporation and any officer, employee or agent of the Corporation having a familial relationship to the Chief Executive Officer shall be determined, or recommended to the Board of Directors for determination, either by a majority of the Independent Directors, or by a Compensation Committee of the Board of Directors comprised solely of Independent Directors (the "Compensation Committee"), and the Chief Executive Officer may not be present during such voting or deliberations. Unless otherwise determined by the Board of Directors, the compensation of all other senior officers who are "officers" of the Corporation for purposes of Section 16 of the Exchange Act shall be determined by the Compensation Committee. The compensation of all other officers, employees and agents of the Corporation shall be determined by the Chief Executive Officer of the Corporation.


Section 5. Vacancies

         If an office becomes vacant for any reason, the Board of Directors, or, with respect to offices authorized to be filled by the Chief Executive Officer, the Chief Executive Officer, may fill the vacancy, and any officer so appointed or elected by the Board shall serve only until the expiration of the term of his predecessor unless reelected by the Board of Directors.

Section 6. The Chairman of the Board and Chief Executive Officer

         The Chairman of the Board of Directors and Chief Executive Officer, if there be any, shall preside at all meetings of the shareholders and Board of Directors at which he is present, and shall have overall planning and policy making powers and duties with respect to the Corporation, including the selection of all independent contractors (including professionals) except for the Corporation's independent auditor (and any other accounting firm engaged by the Corporation to perform audit related services) which shall be selected by the Audit Committee of the Board of Directors, and such other duties as may from time to time be assigned by the Board of Directors. He shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors, except where, by law, the signature of the President is required. During the absence or disability of the President, the Chairman of the Board and Chief Executive Officer shall exercise all the powers and discharge all the duties of the President.

Section 7. The President

         The President shall have general and active management and control of the day-to-day business and affairs of the Corporation, subject to the control of the Board of Directors and the Chief Executive Officer, and shall see that all orders and resolutions of the Board and of the Chairman and Chief Executive Officer are carried into effect; in the absence of the Chairman of the Board and the Chief Executive Officer, or if there be no Chairman or Chief Executive Officer, he shall preside at all meetings of the shareholders or Board of Directors at which he is present, and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

Section 8. The Vice President

         The Vice President or, if there be more than one, the Vice Presidents in the order or priority determined by the Board of Directors, shall, in the absence or disability of the Chairman and Chief Executive Officer and the President, perform the duties and exercise the powers of the President, and shall generally assist the Chairman and Chief Executive Officer and the President and perform such other duties as the Board of Directors shall prescribe.

Section 9. The Secretary

         The Secretary, whenever a secretary of a particular meeting has not been appointed at such meeting, shall record, or cause to be recorded, all votes at meetings of the Board of Directors or for the shareholders, and shall keep or cause to be kept minutes of all corporate proceedings, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholder, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board of Directors or by the Chairman and Chief Executive Officer or, in his absence, the President. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall, if required, be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of the Secretary.

Section 10. The Assistant Secretary

         During the absence or disability of the Secretary, the Assistant Secretary, or, if there be more than one, the one so designated by the Secretary or by the Board of Directors, shall have all the powers and functions of the Secretary.

Section 11. The Treasurer

         The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meeting of the Board, or whenever they may require it, an accounting of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 12. The Assistant Treasurer

         During the absence or disability of the Treasurer, the Assistant Treasurer, or, if there be more than one, the one so designated by the Treasurer or by the Board of Directors, shall have all the powers and functions of the Treasurer.

Section 13. Bonds

         If the Board of Directors or the Chairman and Chief Executive Officer shall so require, any officer or agent of the Corporation shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.


                                   ARTICLE VII

                               SHARE CERTIFICATES


Section 1. Form; Signature

         The certificate for shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state: (i) that the Corporation has been organized under the laws of the State of New Jersey, and (ii) the registered holder's name and the number and class of shares, and the designation of the series, if any, which such certificate represents, and shall be signed by the Chairman or Vice-Chairman of the Board, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and may bear the seal of the Corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent or registrar, who is not an officer or employee of the Corporation, any and all other signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.


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

Section 2. Lost Certificates

         The Board of Directors, or any officer of the Corporation designated by the Board of Directors or the Chief Executive Officer, may direct that a new share certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the furnishing to the Corporation of an affidavit to that effect by the person claiming the certificate has been lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board, or any officer of the Corporation designated by the Board of Directors or the Chief Executive Officer, may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation and its transfer agent(s) and registrar(s) a bond in such sum as it may direct (including a bond without limit as to amount) as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3. Registration of Transfer

         Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent, upon receipt of payment of any applicable transfer taxes, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Registered Shareholders

         Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and the Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof.

Section 5. Record Date

         For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to give a written consent to or dissent from any proposals without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interest of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than 60 days prior to the shareholders' meeting or other corporate action or event to which it relates. The record date for a shareholders' meeting may not be less than 10 days before the date of the meeting. The record date to determine shareholders entitled to give a written consent may not be more than 60 days before the date fixed for the tabulation of the consents or, if no date has been fixed for tabulation, more than 60 days before the last day on which consents received may be counted.

         If no record date is fixed: (a) the record date for a shareholders' meeting shall be the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held; (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted; and (c) the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by these By-Laws or by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in New Jersey, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

         Except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such written consent, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.

         When a determination of shareholders of record for a shareholders' meeting has been made, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting in accordance with these By-Laws.


                                  ARTICLE VIII

                               GENERAL PROVISIONS


Section 1. Fiscal Year

         The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 2. Dividends

         Subject to the provisions of the Certificate of Incorporation and the laws of the State of New Jersey, dividends on the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in shares of the capital stock of the Corporation, in bonds of the Corporation, or in other property, including shares or bonds of other corporations.


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

Section 3. Reserves

         Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation.


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